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EXHIBIT 10.5.2

FIRST AMENDMENT TO LEASE

This First Amendment to Lease ("Amendment"), is made and entered into this 7th day of December, 2001 by and between Mission West Properties, L.P. II (fka Berg & Berg Developers), a Delaware limited partnership ("Lessor") and Photon Dynamics Inc., a California Corporation ("Lessee").

RECITALS

A.
Lessee currently leases from Lessor approximately 52,000 square feet of space located at 6325 San Ignacio, San Jose, California (the "Premises") pursuant to that certain lease dated August 6, 1996 (the "Lease").

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree to amend the Lease as follows:

  1.
  TERM: The term of the Lease is hereby extended for five (5) years until October 31, 2006.

  2.
  RENT: The base rent shall be adjusted to and payable as follows:

	Base rent	Estimated CAC	Total
11/1/01 through 10/31/02	$117,000	$25,980	$142,980

  Monthly base rent to increase by 4% on the anniversary of the Commencement Date each year during this extended term over the prior year's rent rounded to the nearest dollar.

  3.
  COMMON AREA CHARGES: Lessee shall pay to Lessor its share of common area charges as provided for in the Lease during the extended term (the current monthly estimated common area charge is $25,980).

  4.
  BROKERAGE COMMISSION: Each party represents and warrants to the other party that it has not utilized or contracted a real estate broker or finder with respect to this Amendment and each party agrees to indemnify and hold each other harmless against any claim, cost, liability or cause of action asserted by any broker or finder claiming through either party. Lessor and Lessee agree that Lessor shall not be obligated to pay any broker leasing commissions, consulting fees, finders fees or any other fees or commissions arising out of the negotiation and execution of this Amendment or relating to any extended term of the Lease or to any expansion or relocation of the Premises.

  5.
  LESSEE CERTIFICATION: As a condition of Lessor's agreeing to this Amendment, Lessee hereby certifies and confirms that as of the date of this Amendment, Lessee is not in violation of any government regulations, ordinances, rules or laws, including those pertaining to Hazardous Waste and/or Hazardous Materials.

  6.
  RATIFICATION OF LEASE: Except as modified herein, the Lease is hereby ratified, approved and confirmed upon all the terms, covenants, and conditions.

  7.
  AUTHORITY: Each party executing this Amendment represents and warrants that he or she is duly authorized to execute and deliver this Amendment. If executed on behalf of a corporation, that this Amendment is executed in accordance with the by-laws of said corporation (or a partnership that this Amendment is executed in accordance with the partnership agreement of such partnership), that no other party's approval or consent to such execution and delivery is required, and that this Amendment is binding upon said individual, corporation (or partnership) as the case may be in accordance with its terms.

MISSION WEST PROPERTIES, L.P., II, a Delaware limited partnership By: Mission West Properties, Inc. Its general partner		PHOTON DYNAMICS INC. a California corporation
By:	/s/ R.V. MARINO	By:	/s/ VINCENT F. SOLLITTO, JR.

Print Name:	R.V. Marino	Print Name:	Vincent F. Sollitto, Jr.

Title:	President & COO	Title:	President & CEO

Date:	12/10/01	Date:	12/07/01

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  EXHIBIT 10.5.2
FIRST AMENDMENT TO LEASE
RECITALS